UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2017 (April 5, 2017)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2017, TerraForm Power Operating, LLC, a subsidiary of TerraForm Power, Inc., entered into a tenth amendment (the “Tenth Amendment”) to its credit and guaranty agreement, dated as of January 28, 2015 (as amended, the “Revolver”), with Barclays Bank PLC, as administrative agent and as lender, and certain other lenders party to the Revolver.

The Tenth Amendment extends to April 28, 2017 the date by which TerraForm Power, LLC must deliver to the administrative agent and the other lenders its financial statements and accompanying audit report for the fiscal year ended December 31, 2016 and its financial plan for the fiscal year ending December 31, 2017.

The foregoing description of the Tenth Amendment does not purport to be complete and is qualified in its entirety by reference to the Tenth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Tenth Amendment to Credit and Guaranty Agreement, dated April 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: April 6, 2017	By:	/s/ Rebecca Cranna
	Name:	Rebecca Cranna
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Tenth Amendment to Credit and Guaranty Agreement, dated April 5, 2017